As filed with the Securities and Exchange Commission on August 23, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THERMON GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-2228185
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7171 Southwest Parkway, Building 300, Suite 200
Austin, Texas	78735
(Address of Principal Executive Offices)	(Zip Code)

THERMON GROUP HOLDINGS, INC. 2020 LONG-TERM INCENTIVE PLAN, as amended

(Full title of the plan)

Ryan Tarkington

Senior Vice President, General Counsel and Corporate Secretary

Thermon Group Holdings, Inc.

7171 Southwest Parkway, Building 300, Suite 200

Austin, Texas 78735

Telephone: (512) 690-0600

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Thermon Group Holdings, Inc., a Delaware corporation (the “Registrant”), for the purpose of registering 1,850,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Registrant that may be issued under the Thermon Group Holdings, Inc. 2020 Long-Term Incentive Plan, as amended (the “Plan”), which Common Stock is in addition to the shares of Common Stock previously registered on the Registrant’s Form S-8, filed with the Securities and Exchange Commission (the “Commission”) on July 27, 2020 (SEC File No. 333-240127) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement, to the extent relating to the registration of Common Stock issuable under the Plan, are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of the Form S-8 are not required to be filed, and are not being filed, with the Commission as part of this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and will be delivered to participants in the Plan in accordance with such rule.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the Commission on May 29, 2024;

(2)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, filed with the Commission on August 7, 2024;

(3)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on April 3, 2024 and August 5, 2024; and

(4)	The description of the Common Stock contained in the Registrant’s Registration Statement on Form S-3/A, filed with the Commission on August 1, 2017, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any current report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of Thermon Group Holdings, Inc., effective as of May 10, 2011 (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed with the Commission on May 13, 2011)

3.2	Amended and Restated Bylaws of Thermon Group Holdings, Inc., effective as of January 31, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q, filed with the Commission on February 2, 2023)

4.3	Thermon Group Holdings, Inc. 2020 Long-Term Incentive Plan, as amended (incorporated by reference to Appendix A-2 to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on June 21, 2024)

5.1*	Opinion of Sidley Austin LLP with respect to the validity of issuance of securities

23.1*	Consent of Sidley Austin LLP (included as part of Exhibit 5.1)

23.2*	Consent of Independent Registered Public Accounting Firm

24.1*	Power of Attorney (set forth on the signature page of this Registration Statement)

107*	Calculation of Filing Fee Table

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on August 23, 2024.

THERMON GROUP HOLDINGS, INC.

/s/ Bruce A. Thames
Bruce A. Thames
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints, Bruce A. Thames and Ryan Tarkington, and each of them (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and on his or her behalf to sign, execute and file all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any documents required to be filed with respect therewith, with the Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bruce A. Thames	President, Chief Executive Officer and Director	August 23, 2024
Bruce A. Thames	(Principal Executive Officer)

/s/ Greg Lucas	Vice President, Corporate Controller	August 23, 2024
Greg Lucas	(Principal Financial and Accounting Officer)

/s/ John U. Clarke	Chairman of the Board of Directors	August 23, 2024
John U. Clarke

/s/ Linda Dalgetty	Director	August 23, 2024
Linda Dalgetty

/s/ Roger L. Fix	Director	August 23, 2024
Roger L. Fix

/s/ Marcus J. George	Director	August 23, 2024
Marcus J. George

/s/ Victor L. Richey	Director	August 23, 2024
Victor L. Richey

/s/ Dr. Angela Strzelecki	Director	August 23, 2024
Dr. Angela Strzelecki